UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 14, 2008
PROGRESSIVE GAMING INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA (State or Other Jurisdiction of Incorporation)	000-22752 (Commission File Number)	88-0218876 (I.R.S. Employer Identification No.)
920 Pilot Road
 Las Vegas, Nevada 89119
 (Address of Principal Executive Offices)
 (702) 896-3890
 (Registrants telephone number, including area code)
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2008, Progressive Gaming International Corporation (the “Company”), and Terrance Oliver agreed to terms regarding Mr. Oliver’s appointment as the Company’s interim President and Chief Executive Officer, as described in a Form 8-K the Company filed with the Securities and Exchange Commission on September 30, 2008. The Company and Mr. Oliver entered into an Employment Agreement, effective September 29, 2008, a copy of which is attached hereto as Exhibit 99.1 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Oliver is entitled to receive, among other things, a base salary of $360,000 per annum. Mr. Oliver was also granted 58,333 shares of common stock vesting in accordance with the terms of the Company’s Stock Incentive Plan dated February 25, 2003.  In the event Mr. Oliver is terminated other than for “Cause” as defined in the Agreement, or if Mr. Oliver should resign for “Good Reason” as that term is defined in the Employment Agreement, the Company shall pay to him a sum equal to six months of his annualized base salary for the most recent calendar year as of the date of termination. Mr. Oliver also has a “Change in Control” provision in the Employment Agreement, under which a “Change in Control” would entitle him to a sum equal to six months of his annualized base salary for the most recent calendar year as of the date of termination.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Employment Agreement effective September 29, 2008 by and between the Company and Mr. Oliver.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progressive Gaming International Corporation
	By:	/s/ HEATHER A. ROLLO
Date: November 19, 2008		Heather A. Rollo
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX
Exhibit
Number                      Description_________________________________________________________________________

99.1	Employment Agreement effective September 29, 2008 by and between the Company and Mr. Oliver.